EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Post Effective Amendment #2 to Form S-2 on Form S-1 (File No. 333-128508) and on Forms S-8 (Nos. 333-116079, 33-40699 and 33-40700) of PDG Environmental, Inc. of our report dated April 23, 2008, relating to the consolidated financial statements and financial statement schedules of PDG Environmental, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended January 31, 2008.

/s/ Malin, Bergquist & Company, LLP

Pittsburgh, Pennsylvania
April 23, 2008